                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            NATHAN'S FAMOUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

                             NATHAN'S FAMOUS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 11, 1997

                            ------------------------

TO THE STOCKHOLDERS OF
NATHAN'S FAMOUS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Nathan's Famous, Inc. will be held at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York on Thursday, September 11, 1997 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1. To elect six directors to the Board of Directors; and

     2. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on July 18, 1997 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                          By Order of the Board of Directors

                                          RONALD G. DEVOS
                                          Secretary

Dated: July 25, 1997
Westbury, New York

                             NATHAN'S FAMOUS, INC.
                             1400 OLD COUNTRY ROAD
                            WESTBURY, NEW YORK 11590

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, SEPTEMBER 11, 1997
                            ------------------------

     The Annual Meeting of Stockholders of NATHAN'S FAMOUS, INC. (the "Company") will be held on Thursday, September 11, 1997 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 11, 1997 AND AT ANY ADJOURNMENTS OF SUCH MEETING. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is July 25, 1997.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     On July 18, 1997 (the "Record Date"), the Company had outstanding 4,722,216 shares of one class of voting securities, namely shares of Common Stock, $.01 par value (the "Common Stock"). Stockholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a majority of the votes cast at the meeting is required for approval of each matter to be submitted to a vote of the shareholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth as of the Record Date certain information with regard to ownership of the Company's Common Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock; (ii) each director and executive officer named in the "Summary Compensation Table" below; and (iii) all executive officers and directors of the Company as a group:

                                                                        COMMON STOCK        PERCENT
                       NAME AND ADDRESS (1)                          BENEFICIALLY OWNED     OF CLASS
-------------------------------------------------------------------  ------------------     --------
Jordan American Holdings, Inc. (2).................................        806,960             17.1%
FMR Corp. (3)......................................................        335,500              7.1%
William Landberg (4)...............................................        380,159              8.1%
Quest Equities Corp (5)............................................        360,000              7.6%
Nathan's Equity Group (6)..........................................        326,864              6.9%
Howard M. Lorber (7)...............................................        292,587              5.9%
Wayne Norbitz (8)..................................................        134,000              2.8%
Jeffrey A. Lichtenberg (9).........................................        117,822              2.5%
Robert J. Eide (10)................................................         72,987              1.5%

                                                                        COMMON STOCK        PERCENT
                       NAME AND ADDRESS (1)                          BENEFICIALLY OWNED     OF CLASS
-------------------------------------------------------------------  ------------------     --------
A. F. Petrocelli(11)...............................................         94,334              2.0%
Barry Leistner (11)................................................         45,834             *
Richard E. Boudreaux(12)...........................................         13,000             *
Carl Paley(12).....................................................         11,000             *
Donald P. Schedler(12).............................................         13,000             *
Directors and officers as a group (10 persons)(13).................        779,410             14.8%

---------------

  *  Less than 1%

 (1) The addresses of the individuals and entities in this table are: Jordan American Holdings, Inc., 1875 Ski Time Square Drive, Suite One, Steamboat Springs, Colorado 80487; FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109; Robert J. Eide and Howard M. Lorber, 70 East Sunrise Highway, Valley Stream, New York 11581; Jeffrey A. Lichtenberg, 200 Park Avenue, New York, New York 10017; Nathan's Equity Group, L.P. ("NEG") and William Landberg, 135 Fort Lee Road, Suite 204, Leonia, New Jersey 07605; Quest Equities Corp., 8 Old Canal Crossing, Farmington, Connecticut 06032; Barry Leistner, 223 West 19th Street, New York, New York 10011; A. F. Petrocelli, 9 Park Place, Suite 401, Great Neck, New York 11021; and Wayne Norbitz, Richard Boudreaux, Carl Paley and Donald Schedler, 1400 Old Country Road, Suite 400, Westbury, New York 11590.

 (2) According to Schedule 13G, as amended, filed with the Securities and Exchange Commission.

 (3) According to Schedule 13G, as filed with the Securities and Exchange Commission, as amended by Form 13F.

 (4) Consists of 326,864 shares owned by NEG (including 136,864 shares held by a voting trust of which Mr. Landberg is a trustee) and 53,295 shares owned by NME Group, L.P. ("NME") as to which Mr. Landberg may be deemed the beneficial owner by virtue of his position as a controlling person of each of the respective general partners thereof.

 (5) According to Schedule 13D filed with the Securities and Exchange
     Commission.

 (6) Consists of 326,864 shares owned by NEG (including 136,864 shares held by a voting trust, as to which NEG may be deemed the beneficial owner). The general partner of NEG is NFI Management Corp., an entity which may be controlled by William Landberg, a former officer and director of the Company.

 (7) Includes 22,153 shares owned by Aegis Resources, Inc. as to which Mr. Lorber may be deemed the beneficial owner by virtue of his position as a controlling person of such corporation, options exercisable within 60 days to purchase an aggregate of 108,334 shares granted under the Company's 1992 Stock Option Plan and warrants exercisable within 60 days to purchase 112,500 shares of Common Stock.

 (8) Includes 13,334 shares subject to certain restrictions and risks of forfeiture and options exercisable within 60 days to purchase 94,000 shares of Common Stock granted under the Company's 1992 Stock Option Plan.

 (9) Includes 10,000 shares owned by Fountainhead Enterprises, Inc., and an aggregate of 3,500 shares owned by Mr. Lichtenberg's wife and children, as to which Mr. Lichtenberg may be deemed the beneficial owner, options exercisable within 60 days to purchase 23,333 shares of Common Stock granted under the Company's 1992 Stock Option Plan, and options exercisable within 60 days to purchase 45,834 shares of Common Stock granted under the Company's Outside Director Stock Option Plan.

(10) Includes 22,153 shares owned by Aegis Resources, Inc., as to which Mr. Eide may be deemed the beneficial owner by virtue of his position as a controlling person of such corporation, and options exercisable within 60 days to purchase 45,834 shares of Common Stock granted under the Company's Outside Director Stock Option Plan.

(11) Includes options exercisable within 60 days to purchase 45,834 shares of Common Stock granted under the Company's Outside Director Stock Option Plan.

(12) Includes options exercisable within 60 days to purchase 11,000 shares of Common Stock granted under the Company's 1992 Stock Option Plan.

(13) Includes 217,908 shares beneficially owned by Messrs. Eide, Lorber, Lichtenberg, Petrocelli, Leistner, Norbitz, Boudreaux, Paley and Schedler, after elimination of shares as to which beneficial ownership is shared by more than one member of this group (see notes 7 through 12 above), 265,666 shares subject to stock options exercisable within 60 days granted under the Company's 1992 Stock Option Plan, 183,336 shares subject to stock options exercisable within 60 days granted under the Company's Outside Director Stock Option Plan and warrants exercisable within 60 days by Mr. Lorber for 112,500 shares.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. The Company's Board of Directors now consists of six directors, as set forth below.

                                                                                               DIRECTOR
                NAME                   AGE                 PRINCIPAL OCCUPATION                 SINCE
-------------------------------------  ---   ------------------------------------------------  --------
Wayne Norbitz........................  49    President, Chief Operating Officer and Director     1989
Robert J. Eide(1)(2).................  44    Treasurer and Secretary -- Aegis Capital Corp.      1987
Barry Leistner(1)(2).................  46    President and Chief Executive Officer -- Koenig
                                               Iron Works, Inc.                                  1989
Jeffrey A. Lichtenberg(1)(2).........  44    Executive Managing Director -- Edward S. Gordon
                                               Company, Inc.                                     1987
Howard M. Lorber.....................  48    President and Chief Operating Officer -- New
                                               Valley Corp.                                      1987
A. F. Petrocelli(1)(2)...............  53    President and Chairman of the Board -- United
                                               Capital Corp.                                     1993

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Each of the directors will serve until the next Annual Meeting of Stockholders or until their successors have been chosen and qualify. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $5,000 and a fee of $500 for each Board of Directors or committee meeting attended. In addition, members of committees of the Board of Directors also receive an annual fee of $1,000 for each committee on which they serve. There were 4 meetings of the Board of Directors during the fiscal year ended March 30, 1997. Each director attended or participated in at least 75% of the meetings of the Board of Directors and the committees thereof on which he served.

     For the fiscal year ended March 30, 1997, there was one meeting of the Audit Committee and three meetings of the Compensation Committee. The Company's Audit Committee is involved in discussions with the Company's independent auditors with respect to the scope and results of the Company's year-end audit, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Compensation Committee recommends to the Board of Directors executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on

Executive Compensation." During fiscal 1997, the Company had no standing nominating committee or any committee performing similar functions.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     The following is a brief account of the business experience for the past five years of the Company's directors:

     HOWARD M. LORBER has been Chairman of the Company since 1990, Chief Executive Officer since 1993 and a Director since 1987. He is also the Chairman and Chief Executive Officer of Hallman & Lorber Associates, Inc., an employee benefit and pension consulting firm. Mr. Lorber was elected President and Chief Operating Officer of New Valley Corp. (formerly Western Union Corp.) in November 1994 and has served as a director since 1991. He also serves as a Director of United Capital Corp., a manufacturer of antennas and a real estate owner, Alpine Lace Brands, Inc., a manufacturer and distributor of cheese products and Prime Hospitality Corporation, an owner and operator of hotel properties. He is also a trustee of Long Island University.

     WAYNE NORBITZ has been employed by the Company since 1975 and was elected President of the Company in October 1989. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining Nathan's, Mr. Norbitz held the position of Director of Operations of Wetson's Corporation. Mr. Norbitz also serves as a member of the Advisory Board of the Penton Foodservice Branding Institute and is a member of the Board of Directors of Long Island Philharmonic Orchestra.

     ROBERT J. EIDE has been Secretary, Treasurer and a principal shareholder in Aegis Capital Corp., a broker-dealer and a member firm of the NASD, since 1984. He has been a Director of Brooke Group Ltd. since November 1993. Since before 1986, Mr. Eide has also been an officer or shareholder of Aegis Planning, Inc. ("Aegis Planning"), a real estate firm specializing in cooperative conversions and a corporate general partner of various limited partnerships organized to acquire and operate real estate properties.

     BARRY LEISTNER has been President and Chief Executive Officer of Koenig Iron Works, Inc. since 1979. Mr. Leistner is also a partner in Weinstock Brothers Hardware and is engaged in real estate development in Maine and New York.

     JEFFREY A. LICHTENBERG has been the President and founder of Fountainhead Enterprises, Inc. real estate brokers, for more than five years. Mr. Lichtenberg has been associated with Edward S. Gordon, real estate brokers, since April 1995, and was associated with Peter R. Friedman, real estate brokers, for more than five years prior thereto.

     A. F. PETROCELLI has been the Chairman of the Board and President of United Capital Corp. for more than the last five years. He has been a director of the Company since November 1993 and has been a director of Prime Hospitality Corp. since 1992.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

                 NAME                    AGE                 POSITION WITH THE COMPANY
---------------------------------------  ---   ------------------------------------------------------
Howard M. Lorber.......................  48    Chairman of the Board and Chief Executive Officer
Wayne Norbitz..........................  49    President and Chief Operating Officer
Richard E. Boudreaux...................  44    Executive Vice President
Carl Paley.............................  60    Senior Vice President -- Franchise and Real Estate
                                                 Development
Ronald G. DeVos........................  42    Vice President -- Finance, Chief Financial Officer and
                                                 Secretary
Donald P. Schedler.....................  44    Vice President -- Architecture and Construction

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to its Chief Executive Officer and each of the four other highest paid executive officers for the three fiscal years ended March 30, 1997, March 31, 1996 and March 26, 1995:

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                      ------------------------------------   ----------------------------
                                                                OTHER        RESTRICTED     SECURITIES
                             FISCAL                            ANNUAL          STOCK        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS    COMPENSATION(1)   AWARDS($)    OPTIONS/SARS(#)   COMPENSATION(2)
---------------------------- ------   --------   -------   ---------------   ----------   ---------------   ---------------
Howard M. Lorber............   1997   $      1   $74,211       $12,000(3)      $   --          25,000(4)        $   252
Chairman of the Board and      1996          1        --        12,000(3)          --         100,000(4)            252
Chief Executive Officer        1995          1        --        12,000(3)          --          25,000(4)            264
Wayne Norbitz...............   1997   $250,000   $30,217       $    --         $   --          15,000           $ 9,995
President and Chief            1996    250,000        --            --             --              --            14,796
Operating Officer              1995    250,000        --            --             --          25,000             9,344
Richard E. Boudreaux........   1997   $170,000   $20,348       $    --         $   --           5,000           $   252
Executive Vice President       1996     55,777        --            --             --          25,000                84
                               1995         --        --            --             --              --                --
Carl Paley..................   1997   $120,000   $14,804       $    --         $   --           5,000           $ 1,152
Senior Vice President --       1996    120,000        --            --             --              --             1,152
Franchise and Real Estate      1995    120,000        --            --             --              --             1,188
Development
Donald P. Schedler..........   1997   $120,000   $13,304       $    --         $   --           5,000           $ 1,152
Vice
President -- Architecture      1996    120,000        --            --             --              --             1,152
and Development                1995    120,000        --            --             --              --             1,188

---------------
(1) Except where otherwise indicated, no other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by the Company do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(2) The amounts disclosed in this column include the Company's contributions on behalf of the named executive officer to the Company's 401(k) retirement plan and premiums for life and/or disability insurance, respectively, for fiscal 1997 for Mr. Lorber in the sums of $0 and $252, for Mr. Norbitz in the sums of $1,125 and $8,870, for Mr. Boudreaux in the sum of $0 and $252, for Mr. Paley in the sum of $900 and $252 and for Mr. Schedler in the sums of $900 and $252.

(3) Represents automobile allowance.

(4) Does not include common stock purchase warrant exercisable for an aggregate of 150,000 shares of Common Stock at an exercise price equal to $4.50 per share.

EMPLOYMENT CONTRACTS

     In November 1993, the Company entered into an employment agreement with Howard M. Lorber, for a term expiring on October 31, 1997, providing for an annual base salary of $1, incentive compensation in an amount equal to five percent (5%) of the consolidated pre-tax earnings of the Company and various benefits. The agreement, as amended, also provides, among other things, that the employee shall have the right, exercisable for a six-month period, to terminate this agreement and receive an amount equal to three times the employee's compensation during the most recent fiscal year, less $100, in the event of a change in control ("Change in Control") of the Company, which is defined therein to mean (a) a change in control as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) a person (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) other than a current director or officer of the Company becoming the beneficial owner, directly or indirectly, of 20% of the voting power of the Company's outstanding securities or (c) the members of the Board of Directors at the beginning of any two-year period ceasing to constitute at least a majority of the Board of Directors unless the election of any new director during such period has been approved in advance by two-thirds of the directors in office at the beginning of such two-year period. For the purposes of this agreement, in no event shall the average compensation be deemed to be less than $200,000. The employment agreement was extended through July 2001 and, in connection with such extension, Mr. Lorber was granted warrants to purchase 150,000 shares of Common Stock at $3.25 per share vesting over the four year term of such extension.

     In December 1992, the Company entered into an employment agreement with Wayne Norbitz, for a term expiring on December 31, 1996, providing for an annual base salary of $250,000 and various benefits, including participation in the Company's executive bonus program. The agreement also provides, among other things, that, if the employee is terminated without cause (as defined), the Company will pay to the terminated employee (i) an amount equal to the salary payable over the unexpired term of the employment agreement, (ii) benefits for a six month period following delivery of the notice of termination and (iii) a severance benefit of one year's annual compensation. This agreement, as amended, provides that the employee shall have the right, exercisable for a six-month period, to terminate this agreement and receive an amount equal to three times the employee's compensation during the most recent fiscal year, less $100, in the event of a Change in Control of the Company. The employment agreement was extended through December 31, 1997, on the original terms and automatically renews for successive one year periods unless 180 days prior written notice is delivered to Mr. Norbitz. No such notice has been delivered to date.

     The following table sets forth certain information with respect to stock options granted to the officers named in the Summary Compensation Table during the fiscal year ended March 30, 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                        POTENTIAL REALIZED
                                                                                         VALUE AT ASSUMED
                                                                                           ANNUAL RATES
                                        INDIVIDUAL GRANTS                                 OF STOCK PRICE
                             ---------------------------------------                       APPRECIATION
                                           % OF TOTAL                                      FOR TEN-YEAR
                             NUMBER OF   OPTIONS GRANTED   EXERCISE                       OPTION TERM(3)
                              OPTIONS     EMPLOYEES IN       PRICE       EXPIRATION     ------------------
NAME                         GRANTED(2)    FISCAL YEAR     PER SHARE        DATE          5%        10%
---------------------------  ---------   ---------------   ---------   --------------   -------   --------
Howard M. Lorber...........    25,000         41.67%         $4.00     March 13, 2007   $62,889   $159,374
Wayne Norbitz..............    15,000         25.00%         $4.00     March 13, 2007   $37,734   $ 95,625
Richard Boudreaux..........     5,000          8.33%         $4.00     March 13, 2007   $12,578   $ 31,875
Carl Paley.................     5,000          8.33%         $4.00     March 13, 2007   $12,578   $ 31,875
Donald P. Schedler.........     5,000          8.33%         $4.00     March 13, 2007   $12,578   $ 31,875
Increase in market value of Nathan's stock for all    5%(to $6.52/share)    10%(to $10.37/share)
stockholders at assumed annual rates of stock price
appreciation over ten-year period used in the table          $11,879,000             $30,104,000
above(4)

---------------
(1) No Stock Appreciation Rights (SARs) were granted to the named individual during fiscal 1997.

(2) These options are exercisable for ten years. Each grant of these options is exercisable for 20% of the shares covered thereby as of the date of grant and for an additional 20% of the shares covered thereby each year thereafter.

(3) Potential Realizable Value is based on the assumed annual growth rates for the ten-year option term. Annual growth of 5% results in a stock price of $6.52 per share and 10% results in a price of $10.37 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) These amounts represent the increase in the market value of Nathan's outstanding shares (4,722,216) as of March 30, 1997, that would result from the same stock price assumptions used to show the Potential Realizable Value for the named executive.

STOCK OPTIONS

  1992 STOCK OPTION PLAN

     In December 1992, in order to attract and retain persons necessary for the success of the Company, the Company adopted the 1992 Stock Option Plan , as amended (the "Plan"), covering up to 525,000 shares of the Company's Common Stock, pursuant to which officers, directors and key employees of the Company are eligible to receive incentive and/or non-incentive stock options. The Plan, which expires on December 2, 2002, will be administered by the Board of Directors or a committee designated by the Board of Directors, currently the Compensation Committee. The selection of participants, allotments of shares, determination of price and other conditions relating to options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Incentive stock options granted under the Plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. At March 30, 1997, options for the following shares, exercisable during a ten-year period, had been granted and were outstanding under the Plan:

     97,167    shares exercisable at $7.00 per share as follows: 23,334 shares to
               Howard M. Lorber; 23,333 shares to Jeffrey A. Lichtenberg; 25,000 shares to Wayne Norbitz; 6,000 shares to Carl Paley; 6,000 shares to
               Donald Schedler and 13,500 shares in the aggregate to nine other employees.
     25,000    shares exercisable at $6.00 per share to Wayne Norbitz.
     34,000    shares exercisable at $8.00 per share as follows: 26,000 shares to
               Wayne Norbitz; 4,000 shares to Carl Paley; and 4,000 shares to Donald
               Schedler.
     25,000    shares exercisable at $3.375 per share to Richard E. Boudreaux.
     25,000    shares exercisable at $6.60 per share to Howard M. Lorber.
     25,000    shares exercisable at $9.25 per share to Wayne Norbitz.
    100,000    shares exercisable at $4.325 per share to Howard M. Lorber.
     10,000    shares exercisable at $4.81 per share to Ronald G. DeVos.
     60,000    shares exercisable at $4.00 per share as follows: 25,000 shares to
               Howard M. Lorber, 15,000 shares to Wayne Norbitz, and 5,000 shares to each of Richard E. Boudreaux, Carl Paley, Donald P. Schedler and Ronald
               DeVos.

     Each of the above options is exercisable for 20% of the shares covered thereby as of the date of grant and for an additional 20% of the shares covered thereby each year thereafter. During fiscal 1997, 20,000 options were cancelled under the Plan. As of July 18, 1997, 2,000 options granted under the Plan have been exercised, 106,833 options have been cancelled and no options have lapsed.

  OUTSIDE DIRECTOR PLAN

     The Company adopted the Outside Director Stock Option Plan (the "Director Plan") as of June 1, 1994. The primary purposes of the Director Plan are to attract and retain well-qualified persons for service as directors of the Company and to provide such Outside Directors with the opportunity to increase their proprietary interest in the Company, and thereby to increase their personal interest in the Company's success and further align their interests with the interests of the stockholders of the Company through the grant of options to purchase in shares of the Company's Common Stock. All directors of the Company who are not employees of the Company, of which there are presently four, are eligible to participate in the Director Plan. None of the non-employee directors eligible to participate in the Director Plan participate in any of the other compensation plans of the Company, except that Jeffrey A. Lichtenberg currently owns options for 23,333 shares of Common Stock granted under the Plan. Up to 200,000 shares of Common Stock may be issued under the Director Plan.

     Under the Director Plan, each non-employee Director of the Company ("Outside Director") received on September 8, 1994 options to purchase 25,000 shares of Common Stock at a price of $6.25 per share (the average of the mean between the last reported "bid" and "asked" prices of shares of Common Stock on the five trading days preceding June 1, 1994), received on June 1, 1995 options to purchase 12,500 shares of Common Stock at a price of $4.50 per share (the average of the mean between the last reported "bid" and "asked" prices of shares of Common Stock on the five trading days preceding June 1, 1995), and received on June 1, 1996 options to purchase 12,500 shares of Common Stock at a price of $3.40 per share (the average of the mean between the last reported "bid" and "asked" prices if the Common Stock on the five trading days immediately preceding June 1, 1996). Options awarded to each Outside Director vest over a period of two years, subject to forfeiture under certain conditions and are exercisable by the Outside Director upon vesting.

     The Board of Directors has the responsibility and authority to administer and interpret the provisions of the Director Plan. The Board shall appropriately adjust the number of shares for which awards may be granted pursuant to the Director Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization. The Board of Directors of the Company may at any time amend, rescind or terminate the Director Plan, as it shall deem advisable; provided, however, (i) that no change may be made in awards theretofore granted under the Director Plan which would impair participant's rights without their consent, and (ii) that no amendment to the Director Plan shall be made without approval of the Company's stockholders if the effect of such amendment would be to (a) increase the number of shares reserved for issuance under the Director Plan; (b) change the requirements for eligibility under the Director Plan; or (c) materially modify the method of determining the number of options awarded under the Director Plan.

RESTRICTED STOCK GRANTS

     In December 1992, the Company issued 40,000 shares of Common Stock to Wayne Norbitz and 10,016 shares to Raymond T. DioGuardi, the Company's former Vice President -- Finance and Secretary. Pursuant to the terms of the agreements, the shares are subject to certain restrictions which expire on December 21, 1998. The restrictions lapse with respect to one-third of the shares on every other December 21 beginning on December 21, 1994 and with respect to all shares in the event of termination of employment for any reason other than "cause," voluntary termination for "good reason" and death or disability, as defined. If at any time prior to December 21, 1998, employment of either executive officer is terminated "for cause" or any other reason not provided for under the agreement, any such shares still subject to restrictions, as previously described, shall be transferred to the Company, without monetary consideration. During fiscal 1995, Raymond T. DioGuardi forfeited his 10,016 shares of restricted Common Stock as a result of the termination of his employment with the Company.

401(k) SAVINGS PLAN

     The Company sponsors a retirement plan intended to be qualified under
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). All non-union employees over age 21 who have been employed by the Company for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax deferred basis up to 15% of their total annual salary, but in no event more than the maximum permitted by the Code ($9,500 in calendar 1997). Company contributions are discretionary. For the plan year ended December 31, 1996, the Company has elected to make matching contributions at the rate of $.25 per dollar contributed by each employee vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after five years of an employee's service with the Company, matching contributions by the Company are fully vested. As of March 30, 1997, approximately 54 employees had elected to participate in the plan. For the fiscal year ended March 30, 1997, the Company contributed approximately $5,400 to the 401(k) plan, of which $1,125 was a matching contribution for Mr. Norbitz and $1,800 was a matching contribution of $900 for each of Mr. Paley and Mr. Schedler.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee of the Company's Board of Directors consisted during fiscal 1997 of Messrs. Eide, Leistner, Lichtenberg and Petrocelli, none of whom are employees of the Company or any of its subsidiaries. During fiscal 1997, Howard M. Lorber, the Chairman of the Board and Chief Executive Officer of the Company, served as a director of United Capital Corp., of which A. F. Petrocelli, a director of the Company and a member of the Compensation Committee of the Board of Directors of the Company, is Chairman of the Board and President.

          In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the caption "Compensation Committee Report on Executive Compensation" and "Stock Performance Chart" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve aggressive corporate objectives in a rapidly changing industry, and thereby increase stockholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, coupled with an executive bonus program which is "at risk" based on the performance of the Company's business, primarily as reflected in the achievement of certain earnings goals.

     Many of the Company's employees, including its executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with the long-term financial interests of the Company's stockholders.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation and stock option plans maintained by the Company and its affiliates, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     The Compensation Committee also determines the terms of the Company's executive bonus program. In doing so, the Compensation Committee reviews management's plan for the Company's growth and profitability, determines the criteria to be used for the determination of bonus awards under the executive bonus program and fixes the levels of target and maximum awards for participants and the level of attainment of financial performance objectives necessary for awards to be made under the executive bonus program.

     Stock options are granted to key employees, including the Company's executive officers, by the Compensation Committee under the 1992 Stock Option Plan. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of that officer's management responsibility. During fiscal 1997, 60,000 options were granted to six (6) employees under the Plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In fiscal 1994, the Company entered into an employment agreement with Howard M. Lorber, the Company's Chairman of the Board and Chief Executive Officer, pursuant to which employment agreement, as amended, Mr. Lorber receives a base salary of $1 and an incentive bonus equal to five percent (5%) of the Company's consolidated pre-tax earnings. In this way, Mr. Lorber's cash compensation is tied directly to the Company's profitability. In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Lorber. In fiscal 1997, the Company granted to Mr. Lorber options to purchase 25,000 shares of Common Stock at an exercise price of $4.00 per share, which represented 100% of the market price of the Common Stock on the date of grant. In this way, Mr. Lorber's interests are directly aligned with the interests of the Company's stockholders. The Compensation Committee believes that these options provide an incentive for Mr. Lorber to maximize long-term shareholder value.

                                          Robert Eide
                                          Barry Leistner
                                          Jeffrey Lichtenberg
                                          A. F. Petrocelli

                            STOCK PERFORMANCE CHART

     The following graph illustrates a comparison of cumulative shareholder return among the Company, Standard and Poors' 500 companies and Standard and Poors' restaurant companies for the period since the Company's public offering (February 1993) to its fiscal year end on March 30, 1997:

        Measurement Period           'Nathan's Famous,
      (Fiscal Year Covered)                Inc.'             S & P 500       S & P Restaurants
2/26/93                                    100                 100                 100
3/28/93                                    114                 104                 107
3/27/94                                     76                 105                 116
3/26/95                                     49                 121                 134
3/31/96                                     42                 160                 185
3/30/97                                     42                 192                 180

* $100 Invested on February 26, 1993 in stock or on January 31, 1993 in Index, including reinvestment of dividends. Fiscal year ending March 30, 1997.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 1997, except that Mr. Lorber filed late a Form 5 reporting a grant of stock options due to an omission of counsel and Mr. Lichtenberg filed late a Form 4 relating to a sale of Common Stock.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP acted as the Company's independent auditors for the fiscal year ended March 30, 1997. A representative of Arthur Andersen LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report of Stockholders for the fiscal year ended March 30, 1997 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, UPON WRITTEN REQUEST DELIVERED TO RONALD G. DEVOS, SECRETARY, AT THE COMPANY'S OFFICES AT 1400 OLD COUNTRY ROAD, SUITE 400, WESTBURY, NEW YORK 11590.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no earlier than February 25, 1998 and no later than March 27, 1998 to be considered for inclusion in the Company's next Proxy Statement.

                                          By Order of the Board of Directors,

                                          RONALD G. DEVOS
                                          Secretary
Dated: July 25, 1997
Westbury, New York

                             NATHAN'S FAMOUS, INC.
                               BOARD OF DIRECTORS

      The undersigned hereby appoints Wayne Norbitz and Howard M. Lorber, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NATHAN'S FAMOUS, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held September 11, 1997 and any adjournments thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Election of the following nominees, as set forth in the proxy statement:

    [ ] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)

    [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

  Barry Leistner, Wayne Norbitz, Robert J. Eide, Jeffrey A. Lichtenberg, A. F.
                          Petrocelli, Howard M. Lorber

    (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

2. Upon such other business as may properly come before the meeting.
                 (Continued and to be signed on reverse side.)

                          (Continued from other side.)

    THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

                                               DATED: , 1997

                                                                          [L.S.]

                                                                          [L.S.]

                                               (NOTE: PLEASE SIGN EXACTLY AS
                                               YOUR NAME APPEARS HEREON.
                                               EXECUTORS, ADMINISTRATORS,
                                               TRUSTEES, ETC. SHOULD SO INDICATE
                                               WHEN SIGNING, GIVING FULL TITLE
                                               AS SUCH. IF SIGNER IS A
                                               CORPORATION, EXECUTE IN FULL
                                               CORPORATE NAME BY AUTHORIZED
                                               OFFICER. IF SHARES ARE HELD IN
                                               THE NAME OF TWO OR MORE PERSONS,
                                               ALL SHOULD SIGN.)

       PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.